Exhibit 99.1

[RGF LETTERHEAD]

CONTACT:	Víctor J. Galán, Chairman of the Board and Chief Executive Officer
Vicente Gregorio, Executive Vice President and Chief Financial Officer

PHONE #: (787) 766-8301

FOR RELEASE: IMMEDIATELY

R&G FINANCIAL ANNOUNCES CERTAIN ACTIONS TAKEN IN CONNECTION

WITH THE INDEPENDENT INVESTIGATION; DEPARTURES AND

APPOINTMENTS OF CERTAIN OFFICERS IN RESPONSE THERETO;

QUARTERLY CASH DIVIDEND FOR THE FOURTH QUARTER OF 2005 TO

REMAIN THE SAME AS THE THIRD QUARTER OF 2005

San Juan, Puerto Rico: January 5, 2006 – R&G Financial Corporation (NYSE: RGF) (the “Company”) announced today the taking of certain actions by the independent members of the Board of Directors based on results to date of the independent investigation conducted by the Audit Committee of the Company into the circumstances surrounding the Company’s need to restate its audited and interim consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 and related interim periods. Based on Audit Committee investigation results to date provided to the independent members of the Board of Directors, the Board of Directors has accepted the resignations of two senior executive officers of the Company, has terminated one senior executive officer and has adopted certain changes to the corporate governance, controls and procedures of the Company and its subsidiaries in response to the findings of the investigation. The Company is also concurrently announcing a number of promotions of executive management within the Company. These individuals will assume responsibility for the positions being vacated, in addition to increased responsibility for Mr. Víctor J. Galán, the Company’s Chairman and Chief Executive Officer. Finally, the Board announced the Company’s quarterly cash dividend for the quarter ended December 31, 2005 of $0.09375 per share ($0.375 on an annualized basis) on the Company’s common stock, payable on March 23, 2006 to stockholders of record as of the close of business on February 16, 2006. The March dividend payment is in the same amount as was paid last quarter, and is being maintained at such level based on the decision of Mr. Galán to once again not accept any dividend payment on his 21.5 million Class A shares of common stock.

Effective January 5, 2006, the Board of Directors of the Company has accepted the resignation of Ramon Prats from his positions as an officer and a director of the Company and of its subsidiaries. Mr. Prats will continue to serve as an employee of the Company, working closely with Mr. Galán and other members of senior management, to facilitate the transition of his management responsibilities. Prior to his resignation from these positions, Mr. Prats was a director, Vice Chairman of the Board of Directors and President of the Company, President of R-G Mortgage Corp. (“R-G Mortgage”) and R-G Premier Bank of Puerto Rico (“Premier Bank”), subsidiaries of the Company, and also served as an executive officer of various other Company subsidiaries and as a director of such companies.

Effective January 5, 2006, the Board of Directors of the Company also accepted the resignation of Mario Ruiz, who was formerly Executive Vice President of Premier Bank, from all of his positions with the Company and its subsidiaries. In addition, on January 4, 2006, Joseph R. Sandoval, who was formerly Executive Vice President and Chief Financial Officer of the Company, tendered his resignation on terms other than those requested by the Board of Directors of the Company. Consequently, Mr. Sandoval’s purported resignation was not accepted and his employment with the Company and its subsidiaries was terminated on January 5, 2006. Mr. Sandoval has been on an indefinite leave of absence since August 24, 2005, when he was removed from his positions as Executive Vice President and Chief Financial Officer of the Company. Both Messrs. Sandoval and Ruiz served as directors and officers of various Company subsidiaries.

Mr. Galán will assume Mr. Prat’s day-to-day responsibilities as President of the Company and Premier Bank, while the Company expedites a search for a president. To assist Mr. Galán at Premier Bank, Victor Irrizarry has been promoted from Senior Vice President to Executive Vice President and Chief Lending Officer. Carlos Mántaras has been promoted to Executive Vice President in Charge of Retail Banking and Consumer Lending, and Melba Acosta has also been promoted to Executive Vice President and Chief Administration Officer of Premier Bank; both Mr. Mántaras and Ms. Acosta were formerly Senior Vice Presidents of Premier Bank.

To fill the vacancies created at R-G Mortgage, the Company has promoted Steven Velez to President of R-G Mortgage. Mr. Velez was formerly Executive Vice President of R-G Mortgage. Mr. Víctor Galán, Jr. has been promoted from Senior Vice President at R-G Mortgage to Executive Vice President in Charge of Production and Retail Mortgage Banking.

Finally, Mr. Vicente Gregorio, the Company’s Chief Financial Officer, has been promoted from Senior Vice President to Executive Vice President and Mr. Hector Secola has been appointed as Executive Vice President of Human Resources for the Company. Mr. Secola was previously Senior Vice President for Human Resources at R-G Mortgage.

The Board of Directors has determined that Messrs. Prats, Ruiz, Sandoval and Galán shall be ineligible for any bonus or other incentive compensation for 2005. In the case of Mr. Galán, the Board’s action reflects its dissatisfaction with certain aspects of Mr. Galán’s oversight of the Company’s management, including his reliance on subordinates in providing information to the Company’s registered independent public accountants. The Board of Directors has affirmed its confidence in Mr. Galán’s leadership and management as Chief Executive Officer.

The Audit Committee has been assisted in the independent investigation by Fried, Frank, Harris, Shriver & Jacobson LLP, with the further assistance of a financial services consulting firm, Promontory Financial Group, LLP. The independent investigation has been substantially completed.

The completion of the independent investigation will be a significant milestone in the Company’s restatement process. The Company is working diligently to complete the restatement process. Notwithstanding the foregoing, no assurance can be given as to when the independent investigation or when the restatement process will be completed. In addition, the Company continues to cooperate with ongoing investigations by regulatory and law enforcement authorities.

The Company, currently in its 34th year of operation, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries R-G Premier Bank of Puerto Rico, a Puerto Rico commercial bank, R-G Crown Bank, its Florida-based federal savings bank, R&G Mortgage Corp., Puerto Rico’s second largest mortgage banker, Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, R-G Investments Corporation, the Company’s Puerto Rico broker-dealer, and R-G Insurance Corporation, its Puerto Rico insurance agency. At December 31, 2005, the Company operated 34 bank branches in Puerto Rico, 33 bank branches in the Orlando, Tampa/St. Petersburg and Jacksonville, Florida and Augusta, Georgia markets, and 63 mortgage offices in Puerto Rico, including 32 facilities located within R-G Premier’s banking branches.

Forward Looking Statements

Portions of the disclosure contained in this press release that are not statements of historical fact may include forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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